1 Q3-22 Financial Highlights2 Q3-22 Business Segment Highlights2,3(B) Consumer Banking Global Wealth and Investment Management Global Banking Global Markets Bank of America Reports Q3-22 Net Income of $7.1 Billion; EPS of $0.81 Revenue Grew 8%1 led by 24% Improvement in Net Interest Income to $13.8 Billion Fifth Consecutive Quarter of Operating Leverage(A); CET1 Ratio of 11.0% See page 10 for endnotes. Amounts may not total due to rounding. 1 Revenue, net of interest expense 2 Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted. 3 The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis. 4 Sum of ending deposits, loans and leases, including margin receivables, and consumer investments, excluding deposit sweep balances. 5 Represents the percentage of consumer checking accounts that are estimated to be the customer’s primary account based on multiple relationship factors (e.g., linked to their direct deposit). 6 Source: Dealogic as of October 1, 2022. 7 Predominantly offsetting shares awarded under equity-based compensation plans. 8 Return on average tangible common shareholders’ equity ratio and tangible book value per common share represent non-GAAP financial measures. For more information, see page 19. • Net income of $7.1 billion, or $0.81 per diluted share • Pretax income declined 7% to $8.3 billion reflecting a reserve build compared to a reserve release in Q3-21(C) – Pretax, pre-provision income(D) increased 10% to $9.2 billion • Revenue, net of interest expense, increased 8% to $24.5 billion – Net interest income (NII)(E) up $2.7 billion, or 24%, to $13.8 billion, driven by benefits from higher interest rates, including lower premium amortization expense, and solid loan growth – Noninterest income of $10.7 billion decreased $935 million, or 8%, as higher sales and trading revenue was more than offset by lower investment banking and asset management fees as well as lower service charges • Provision for credit losses of $898 million increased $1.5 billion – Net reserve build of $378 million vs. net reserve release of $1.1 billion in Q3-21(C) – Net charge-offs of $520 million increased 12% • Noninterest expense increased $863 million, or 6%, to $15.3 billion and included $354 million related to the settlement of legacy monoline insurance litigation • Average loan and lease balances up $114 billion, or 12%, to $1.0 trillion led by strong commercial loan growth as well as higher credit card balances • Average deposits up $20 billion, or 1%, to $2.0 trillion • Average Global Liquidity Sources of $941 billion(F) • Common equity tier 1 (CET1) ratio of 11.0% (Standardized)(G) increased by 49 basis points from Q2-22; paid $1.8 billion in common dividends and repurchased $450 million of common stock7 • Return on average common shareholders' equity ratio of 10.8%; return on average tangible common shareholders' equity ratio of 15.2%8 • Net income of $1.1 billion • Sales and trading revenue up 13% to $4.1 billion, including net debit valuation adjustment (DVA) losses of $14 million; Fixed Income Currencies and Commodities (FICC) revenue of $2.6 billion and Equities revenue of $1.5 billion • Excluding net DVA(H), sales and trading revenue up 13% to $4.1 billion; FICC up 27% to $2.6 billion; Equities down 4% to $1.5 billion • Zero days of trading losses in Q3-22 From Chair and CEO Brian Moynihan: “We continued to see strong organic client growth across our businesses, with increased client activity helping to drive revenue up by 8%. Our U.S. consumer clients remained resilient with strong, although slower growing, spending levels and still maintained elevated deposit amounts. Across the bank, we grew loans by 12% over the last year as we delivered the financial resources to support our clients. Our team adapted well to our new capital requirements and improved our CET1 ratio by 49 basis points to 11%, above our new regulatory minimums. I am proud of our teammates’ efforts to deliver for our clients and shareholders.” • Net income of $1.2 billion • Client balances of $3.2 trillion, down 12%, driven by lower market valuations, partially offset by net client flows • Pretax margin of 29% • Client Activity – AUM balances of $1.3 trillion; $42 billion of AUM flows since Q3-21 – Average loan and lease balances of $224 billion, up $24 billion, or 12%; 50th consecutive quarter of average loan and lease balance growth – Added more than 5,700 net new relationships across Merrill and Private Bank • Net income of $2.0 billion • Total investment banking fees (excl. self-led) of $1.2 billion, decrease of 46%, reflecting weaker industry-wide underwriting activity this year • No. 3 in investment banking fees6 • Client Activity – Average loan and lease balances of $384 billion, up $60 billion, or 18% – Global Transaction Services revenue of $2.8 billion, up $858 million, or 44% • Net income of $3.1 billion • Client balances of $1.6 trillion, up 1%4 • Average deposits of more than $1 trillion, up $68 billion, or 7% • Combined credit/debit card spend of $218 billion, up 9% • Client Activity – Added ~418,000 net new Consumer checking accounts in Q3-22; 15th consecutive quarter of growth and highest quarter since Q3-08 – Record 35.6 million Consumer checking accounts with 92% being primary5 – Small Business checking accounts of 3.7 million, up 5% – Digital sales grew 36%

From Chief Financial Officer Alastair Borthwick:

"We delivered a solid quarter for shareholders as we continued to execute on our responsible growth strategy. We grew revenue, delivered operating leverage for the 5th consecutive quarter, continued our steady investments in the franchise, and managed risk well. This helped us to deliver strong pretax, pre-provision income growth year over year."

Bank of America Financial Highlights

	Three Months Ended		
($ in billions, except per share data)	**9/30/2022**	**6/30/2022**	**9/30/2021**
Total revenue, net of interest expense	**$24.5**	$22.7	$22.8
Provision for credit losses	**0.9**	0.5	(0.6)
Noninterest expense	**15.3**	15.3	14.4
Pretax income	**8.3**	6.9	9.0
Pretax, pre-provision income[1(D)]	**9.2**	7.4	8.3
Income tax expense	**1.2**	0.6	1.3
Net Income	**7.1**	6.2	7.7
Diluted earnings per share	**$0.81**	$0.73	$0.85

[1] Pretax, pre-provision income represents a non-GAAP financial measure. For more information, see page 19.

Spotlight on Loan and NII Growth ($B)



Average Loans and Leases
$921
$945
$978
$1,015
$1,034
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022



Net Interest Income
Net Interest Income
Net Interest Yield [1]
$11.1
$11.4
$11.6
$12.4
$13.8
1.68%
1.67%
1.69%
1.86%
2.06%
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022

[1] Fully taxable equivalent (FTE) basis[(E)]

2

BANK OF AMERICA

Consumer Banking[1,2]

- Net income of $3.1 billion increased 1% as revenue improvement was partially offset by business investments and higher provision for credit losses
  - Pretax income of $4.1 billion increased 1%
  - Pretax, pre-provision income[(D)] of $4.8 billion increased 12%
- Revenue of $9.9 billion improved 12% due to increased NII driven by higher balances and interest rates, partially offset by the impact of reduced customer non-sufficient funds and overdraft fees
- Provision for credit losses was $738 million, primarily driven by loan growth, and increased $491 million from Q3-21, as the prior year benefited from a reserve release[(C)]
- Noninterest expense of $5.1 billion increased 12%, primarily driven by investments in the business, including marketing and technology, and compensation and benefits
  - Efficiency ratio of 51%

Business Highlights[1,3(B)]

- Average deposits exceeded $1 trillion and were up $68 billion, or 7%; 5th straight quarter of average deposits greater than $1 trillion
  - 56% of deposits in checking accounts; 92% primary accounts[5]
- Average loans and leases of $295 billion increased $14 billion, or 5%
- Consumer investment assets[4] of $302 billion declined $51 billion, or 14%, driven by lower market valuations, partially offset by $24 billion of strong client flows from new and existing clients
  - Record 3.4 million consumer investment accounts, up 6%
- Combined credit / debit card spend up $18 billion, or 9%; credit card up 13% and debit card up 6%
- 10.1 million Total clients[6] enrolled in Preferred Rewards, up 10%, with 99% annualized retention rate

Digital Usage Continued to Grow[1]

- Record 72% of overall households[7] actively using digital platforms
- Record 43.5 million active digital banking users, up 6% or ~2.6 million
- ~1.9 million digital sales, up 36%
- Record 3.0 billion digital logins, up 12%
- 17.7 million active Zelle® users sent and received 255 million transfers worth $77 billion, up 26% and 29% YoY, respectively
- Clients booked ~923,000 digital appointments

Financial Results

	Three months ended		
($ in millions)	9/30/2022	6/30/2022	9/30/2021
Total revenue[2]	**$9,904**	$9,136	$8,838
Provision for credit losses	**738**	350	247
Noninterest expense	**5,097**	4,959	4,558
Pretax income	**4,069**	3,827	4,033
Income tax expense	**997**	938	988
Net income	**$3,072**	$2,889	$3,045

Business Highlights[3(B)]

	Three months ended		
($ in billions)	9/30/2022	6/30/2022	9/30/2021
Average deposits	**$1,069.1**	$1,078.0	$1,000.8
Average loans and leases	**295.2**	289.6	281.4
Consumer investment assets (EOP)[4]	**302.4**	315.2	353.3
Active mobile banking users (MM)	**34.9**	34.2	32.5
Number of financial centers	**3,932**	3,984	4,215
Efficiency ratio	**51 %**	54 %	52 %
Return on average allocated capital	**30**	29	31
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$85.0**	$81.0	$75.6
Total credit/debit spend	**218.2**	220.5	200.6
Risk-adjusted margin	**10.1 %**	9.9 %	10.7 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The Consumer credit card portfolio includes Consumer Banking and GWIM.
[4] Consumer investment assets includes client brokerage assets, deposit sweep balances and AUM in Consumer Banking.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of August 2022. Includes clients in Consumer, Small Business and GWIM.
[7] Household adoption represents households with consumer bank login activities in a 90-day period, as of August 2022.

Continued Business Leadership

- No. 1 in estimated U.S. Retail Deposits[(a)]
- No. 1 Online Banking and Mobile Banking Functionality[(b)]
- No. 1 in customer satisfaction with Merchant Services by J.D. Power[(c)]
- No. 1 Small Business Lender[(d)]
- Best Bank in the U.S.[(e)]
- Best Consumer Digital Bank in the U.S.[(f)]
- Certified by J.D. Power for providing outstanding client satisfaction for financial wellness support[(g)]

See page 11 for Business Leadership sources.

3

BANK OF AMERICA

Global Wealth and Investment Management[1,2]

- Net income of $1.2 billion decreased 3%
  - Pretax income of $1.6 billion decreased 3%
  - Pretax, pre-provision income[(D)] of $1.6 billion increased 3%
- Revenue of $5.4 billion increased 2%, driven by higher NII, partially offset by the impact of lower market valuations on noninterest income
- Noninterest expense of $3.8 billion increased 2%, driven by investments in the business, partially offset by lower revenue-related incentives

Business Highlights[1(B)]

- Total client balances of $3.2 trillion decreased 12%, driven by lower market valuations, partially offset by net client flows
  - AUM flows of $42 billion since Q3-21
  - Average deposits of $339 billion, relatively flat
  - Average loans and leases of $224 billion increased $24 billion, or 12%, driven by residential mortgage lending, custom lending, and securities-based lending; 50th consecutive quarter of average loan and lease balance growth

Merrill Wealth Management Highlights[1]

Client Activity and Advisor Engagement

- Client balances of $2.7 trillion
- AUM balances of $1.0 trillion
- Added ~5,200 net new households in Q3-22, up 23%

Strong Digital Usage Continued

- 80% of Merrill households digitally active across the enterprise
- Continued growth of advisor/client digital communications; 375,000 households exchanged ~1.3 million secure messages
- Record 77% households enrolled in eDelivery; 268,000 planning reports generated, up 48% from Q3-21
- Record 75% of eligible checks deposited through automated channels
- Record Erica® interactions up 35%

Bank of America Private Bank Highlights[1]

Client Engagement

- Client balances of $538 billion
- AUM balances of $296 billion
- Added ~550 net new relationships in Q3-22, up 101%

Strong Digital Usage Continued

- 86% of clients digitally active across the enterprise
- 75% of eligible checks deposited through automated channels
- Clients increasingly leveraging the convenience and effectiveness of our digital capabilities:
  - Record Erica® interactions up 62%
  - Record Zelle® transactions up 41%
  - Record Digital wallet transactions up 63%

Financial Results

	Three months ended		
($ in millions)	9/30/2022	6/30/2022	9/30/2021
Total revenue[2]	**$5,429**	$5,433	$5,310
Provision for credit losses	**37**	33	(58)
Noninterest expense	**3,816**	3,875	3,744
Pretax income	**1,576**	1,525	1,624
Income tax expense	**386**	374	398
Net income	**$1,190**	$1,151	$1,226

Business Highlights[(B)]

	Three months ended		
($ in billions)	9/30/2022	6/30/2022	9/30/2021
Average deposits	**$339.5**	$363.9	$339.4
Average loans and leases	**223.7**	219.3	199.7
Total client balances (EOP)	**3,248.8**	3,367.1	3,692.8
AUM flows	**4.1**	1.0	14.8
Pretax margin	**29 %**	28 %	31 %
Return on average allocated capital	**27**	26	30

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- No. 1 on Forbes' Best-in-State Wealth Advisors (2022), Top Women Wealth Advisors (2022), Top Women Wealth Advisors Best-in State (2022), and Top Next Generation Advisors (2022)
- No. 1 on Barron's Top 100 Women Financial Advisors List (2022)
- No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2022)
- Celent Model Wealth Manager award for Client Experience (2022)
- Aite-Novarica award for Digital Client Experience (2022)
- No. 1 in personal trust AUM[(h)]
- Best Private Bank in the U.S. by Family Wealth Report[(i)] and Global Private Banker[(j)]
- Best Philanthropy Offering in the U.S. by WealthBriefing[(k)]

See page 11 for Business Leadership sources.

4

BANK OF AMERICA

Global Banking[1,2,3]

- Net income of $2.0 billion decreased 20%
  - Pretax income of $2.8 billion decreased 21%
  - Pretax, pre-provision income[(D)] of $2.9 billion increased 8%
- Revenue of $5.6 billion increased $346 million
  - NII of $3.3 billion increased $1.1 billion driven by benefits from higher interest rates and strong loan growth
  - Noninterest income of $2.3 billion decreased $795 million driven by lower investment banking fees and leasing-related revenue as well as lower treasury service charges due to higher earnings credit rates
- Provision for credit losses was $170 million, primarily driven by a dampening macroeconomic outlook, with an increase of $951 million from Q3-21, as the prior year benefited from a reserve release[(C)]
- Noninterest expense of $2.7 billion increased 5%, primarily reflecting continued investments in the business, including strategic hiring

Business Highlights[1,2(B)]

- Average loans and leases of $384 billion increased $60 billion, or 18%, reflecting strong client demand
- Average deposits of $495 billion decreased $39 billion, or 7%
- Total investment banking fees (excl. self-led) of $1.2 billion decreased $1.0 billion, or 46%

Financial Results

($ in millions)	Three months ended 9/30/2022	6/30/2022	9/30/2021
Total revenue[2,3]	**$5,591**	$5,006	$5,245
Provision for credit losses	**170**	157	(781)
Noninterest expense	**2,651**	2,799	2,534
Pretax income	**2,770**	2,050	3,492
Income tax expense	**734**	543	943
Net income	**$2,036**	$1,507	$2,549

Business Highlights[2(B)]

($ in billions)	Three months ended 9/30/2022	6/30/2022	9/30/2021
Average deposits	**$495.2**	$509.3	$534.2
Average loans and leases	**384.3**	377.2	324.7
Total Corp. IB fees (excl. self-led)[2]	**1.2**	1.1	2.2
Global Banking IB fees[2]	**0.7**	0.7	1.3
Business Lending revenue	**2.1**	2.0	1.9
Global Transaction Services revenue[4]	**2.8**	2.4	1.9
Efficiency ratio	**47 %**	56 %	48 %
Return on average allocated capital	**18**	14	24

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Prior periods have been revised to conform to current-period presentation.

Digital Usage Continued to Grow[1]

- 76% digitally active clients across commercial, corporate, and business banking clients (CashPro & BA360 platforms) (as of August 2022)
- CashPro App Active Users increased 29% and sign-ins increased 41% (rolling 12 months), surpassing 2.0 million sign-ins in the past year
- CashPro App Payment Approvals value was $602 billion, increasing 100% (rolling 12 months)
- Global Payments to Digital Wallets increased 16% (rolling 12 months as of August 2022)

Continued Business Leadership

- Global Most Innovative Financial Institution – 2022[(l)]
- World's Best Bank, North America's Best Bank for Small to Medium-sized Enterprises, and Best Bank in the US[(m)]
- Best Global Bank for Payments & Collections[(n)]
- Model Bank for Corporate Digital Banking – For CashPro App[(o)]
- Best Bank for Cash Management in North America[(n)]
- Impact Awards in Cash Management and Payments – Product Development for CashPro Forecasting[(p)]
- World's Best Bank for Payments and Treasury and North America's Best Bank for Transaction Services[(m)]
- Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America[(q)]
- Relationships with 73% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2022)

See page 11 for Business Leadership sources.

5

BANK OF AMERICA

Global Markets[1,2,3,6]

- Net income of $1.1 billion increased $139 million, or 15%
  - Excluding net DVA, net income of $1.1 billion increased 14%[4]
- Revenue of $4.5 billion decreased 1%, primarily driven by lower investment banking fees, partially offset by higher sales and trading revenue
  - Excluding net DVA, revenue decreased $42 million, or 1%[4]
- Noninterest expense of $3.0 billion decreased $229 million, or 7%, primarily driven by the absence of expenses related to a liquidating business activity, which was realigned from Global Markets to All Other[(I)] in Q4-21
- Average VaR of $117 million[5]

Business Highlights[1,2,6(B)]

- Sales and trading revenue increased 13% to $4.1 billion
  - FICC revenue increased to $2.6 billion, driven by improved performance across all macro products,[7] partially offset by a weaker trading performance for credit and mortgage products
  - Equities revenue decreased to $1.5 billion, driven by lower client activity in Asia and a weaker trading performance in cash, partially offset by increased client activity in derivatives
- Excluding net DVA, sales and trading revenue increased 13% to $4.1 billion[(H)]
  - FICC revenue of $2.6 billion increased 27%
  - Equities revenue of $1.5 billion decreased 4%

Additional Highlights

- 670+ research analysts covering 3,500+ companies, 1,180+ corporate bond issuers across 55+ economies and 24 industries

Financial Results

	Three months ended		
($ in millions)	**9/30/2022**	**6/30/2022**	**9/30/2021**
Total revenue[2,3]	**$4,483**	$4,502	$4,519
Net DVA[4]	**(14)**	158	(20)
Total revenue (excl. net DVA)[2,3,4]	**$4,497**	$4,344	$4,539
Provision for credit losses	**11**	8	16
Noninterest expense[(I)]	**3,023**	3,109	3,252
Pretax income	**1,449**	1,385	1,251
Income tax expense	**384**	367	325
Net income	**$1,065**	$1,018	$926
Net income (excl. net DVA)[4]	**$1,076**	$898	$941

Business Highlights[2(B)]

	Three months ended		
($ in billions)	**9/30/2022**	**6/30/2022**	**9/30/2021**
Average total assets	**$847.9**	$866.7	$804.9
Average trading-related assets	**592.4**	606.1	563.7
Average loans and leases	**120.4**	114.4	97.1
Sales and trading revenue[2]	**4.1**	4.2	3.6
Sales and trading revenue (excl. net DVA)[2(H)]	**4.1**	4.0	3.6
Global Markets IB fees[2]	**0.4**	0.5	0.8
Efficiency ratio	**67 %**	69 %	72 %
Return on average allocated capital	**10**	10	10

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote H on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $117MM, $118MM and $78MM for Q3-22, Q2-22 and Q3-21, respectively.
[6] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[7] Macro products include currencies, interest rates and commodities products.

Continued Business Leadership

- Americas Derivatives House of the Year and Americas House of the Year for Equity Derivatives, FX Derivatives, Interest Rate Derivatives, and Commodities Derivatives[(r)]
- Interest Rate Derivatives House of the Year[(s)]
- Global Leader for Sustainable Project Finance[(l)]
- Overall Leader for North America in Sustainable Finance[(l)]
- No. 2 Global Research Firm[(t)]
- No. 2 Global Fixed Income Research Team[(t)]
- Securitization Research Team of the Year[(r)]
- Most Impressive Corporate Bond House in Dollars[(r)]
- No. 1 Municipal Bonds Underwriter[(u)]

See page 11 for Business Leadership sources.

6

7 All Other1,2 Financial Results Three months ended ($ in millions) 9/30/2022 6/30/2022 9/30/2021 Total revenue2 $(799) $(1,286) $(1,045) Provision for credit losses (58) (25) (48) Noninterest expense(I) 716 531 352 Pretax loss (1,457) (1,792) (1,349) Income tax expense (benefit) (1,176) (1,474) (1,294) Net income (loss) $(281) $(318) $(55) 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. • Net loss of $281 million, compared to net loss of $55 million in Q3-21, driven primarily by higher litigation expense as a result of the legacy monoline settlement and the realignment of a liquidating business activity from Global Markets to All Other(I) in Q4-21 • Total corporate effective tax rate (ETR) for the quarter was 14.7% driven by recurring ESG tax credit benefits – ETR includes $152 million net reduction in tax credit benefits, as certain solar investment tax credits recognized in 1H22 were reversed and replaced with production tax credits, which are now available under the Inflation Reduction Act and are expected to be claimed – Excluding ESG tax credits, the ETR would have been approximately 24%

BANK OF AMERICA

Credit Quality[1]

Charge-offs

- Total net charge-offs of $520 million decreased $51 million from Q2-22
  - Consumer net charge-offs of $459 million decreased $66 million from Q2-22, primarily driven by the absence of charge-offs associated with non-core mortgage sales
  - Commercial net charge-offs of $61 million remained low
- Net charge-off ratio of 20 basis points decreased 3 basis points from Q2-22; net charge-off ratio remained near historical lows[2]

Provision for credit losses

- Provision for credit losses of $898 million
  - Net reserve build of $378 million in Q3-22 driven primarily by credit card loan growth and a dampening macroeconomic outlook[(C)]

Allowance for credit losses

- Allowance for loan and lease losses of $12.3 billion represented 1.20% of total loans and leases[3]
  - Total allowance of $13.8 billion included $1.5 billion for unfunded commitments
- Nonperforming loans decreased $181 million from Q2-22 to $4.0 billion
  - 63% of Consumer nonperforming loans are contractually current
- Commercial reservable criticized utilized exposure of $17.7 billion decreased $455 million from Q2-22, driven by Commercial Real Estate

Highlights

	Three months ended		
($ in millions)	9/30/2022	6/30/2022	9/30/2021
Provision for credit losses	**$898**	$523	($624)
Net charge-offs	**520**	571	463
Net charge-off ratio[2]	**0.20 %**	0.23 %	0.20 %
At period-end			
Nonperforming loans and leases	**$3,983**	$4,164	$4,714
Nonperforming loans and leases ratio	**0.39 %**	0.41 %	0.51 %
Allowance for loan and lease losses	**$12,302**	$11,973	$13,155
Allowance for loan and lease losses ratio[3]	**1.20 %**	1.17 %	1.43 %

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.

Note: Ratios do not include loans accounted for under the fair value option.

8

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[B]

	Three months ended		
	9/30/2022	**6/30/2022**	**9/30/2021**
Ending Balance Sheet			
Total assets	**$3,073.4**	$3,111.6	$3,085.4
Total loans and leases	**1,032.5**	1,030.8	927.7
Total loans and leases in business segments (excluding All Other)	**1,022.1**	1,019.9	910.9
Total deposits	**1,938.1**	1,984.3	1,964.8
Average Balance Sheet			
Average total assets	**$3,105.5**	$3,157.9	$3,076.5
Average loans and leases	**1,034.3**	1,014.9	920.5
Average deposits	**1,962.8**	2,012.1	1,942.7
Funding and Liquidity			
Long-term debt	**$269.1**	$275.7	$278.6
Global Liquidity Sources, average[F]	**941**	984	1,120
Equity			
Common shareholders' equity	**$240.4**	$240.0	$249.0
Common equity ratio	**7.8 %**	7.7 %	8.1 %
Tangible common shareholders' equity[1]	**$170.2**	$169.8	$178.7
Tangible common equity ratio[1]	**5.7 %**	5.6 %	5.9 %
Per Share Data			
Common shares outstanding (in billions)	**8.02**	8.04	8.24
Book value per common share	**$29.96**	$29.87	$30.22
Tangible book value per common share[1]	**21.21**	21.13	21.69
Regulatory Capital[G]			
CET1 capital	**$175.6**	$171.8	$174.4
Standardized approach			
Risk-weighted assets	**$1,599**	$1,638	$1,568
CET1 ratio	**11.0 %**	10.5 %	11.1 %
Advanced approaches			
Risk-weighted assets	**$1,391**	$1,407	$1,380
CET1 ratio	**12.6 %**	12.2 %	12.6 %
Supplementary leverage			
Supplementary leverage ratio (SLR)	**5.8 %**	5.5 %	5.6 %

[1] Represents a non-GAAP financial measure. For reconciliation, see page 19.

9

Endnotes

A Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense.

B We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment.

C Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

D Pretax, pre-provision income (PTPI) at the consolidated level, as well as at the segment level, is a non-GAAP financial measure calculated by adjusting the respective entity's pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 19 for Total company and below for segments.

(Dollars in millions)

	Third Quarter 2022		
	Consumer Banking	**GWIM**	**Global Banking**
Pretax income	$ 4,069	$ 1,576	$ 2,770
Provision for credit losses	738	37	170
Pretax, pre-provision income	**$ 4,807**	**$ 1,613**	**$ 2,940**
	Second Quarter 2022		
	Consumer Banking	GWIM	Global Banking
Pretax income	$ 3,827	$ 1,525	$ 2,050
Provision for credit losses	350	33	157
Pretax, pre-provision income	$ 4,177	$ 1,558	$ 2,207
	Third Quarter 2021		
	Consumer Banking	GWIM	Global Banking
Pretax income	$ 4,033	$ 1,624	$ 3,492
Provision for credit losses	247	(58)	(781)
Pretax, pre-provision income	$ 4,280	$ 1,566	$ 2,711

E We also measure NII on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practice. NII on an FTE basis was $13.9 billion, $12.5 billion, $11.7 billion, $11.5 billion and $11.2 billion for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively. The FTE adjustment was $106 million, $103 million, $106 million, $105 million and $101 million for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively.

F Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency mortgage-backed securities, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

G Regulatory capital ratios at September 30, 2022 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach for all periods presented.

H The below table includes Global Markets sales and trading revenue, excluding net DVA, which is a non-GAAP financial measure. We believe that the presentation of measures that exclude this item is useful because such measures provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

	Three months ended		
(Dollars in millions)	**9/30/2022**	**6/30/2022**	**9/30/2021**
Sales and trading revenue			
Fixed-income, currencies and commodities	$ **2,552**	$ 2,500	$ 2,009
Equities	**1,540**	1,653	1,605
Total sales and trading revenue	$ **4,092**	$ 4,153	$ 3,614
Sales and trading revenue, excluding net debit valuation adjustment[1]			
Fixed-income, currencies and commodities	$ **2,567**	$ 2,340	$ 2,025
Equities	**1,539**	1,655	1,609
Total sales and trading revenue, excluding net debit valuation adjustment	$ **4,106**	$ 3,995	$ 3,634

[1] For the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, net DVA gains (losses) were $(14) million, $158 million and $(20) million, FICC net DVA gains (losses) were $(15) million, $160 million and $(16) million, and Equities net DVA gains (losses) were $1 million, $(2) million and $(4) million, respectively.

I Effective October 1, 2021, a business activity previously included in the Global Markets segment is being reported as a liquidating business in All Other, consistent with a realignment in performance reporting to senior management. The activity was not material to Global Markets' results of operations, and historical results for the third quarter of 2021 were not restated.

10

Business Leadership Sources

BANK OF AMERICA

(a) Estimated U.S. retail deposits based on June 30, 2022 FDIC deposit data.

(b) Javelin 2022 Online and Mobile Banking Scorecards.

(c) Bank of America received the highest score in the J.D. Power 2022 Merchant Services Satisfaction Study of customers' satisfaction with credit card/debit payment processors among small business owners/operators. Visit jdpower.com/awards for more details.

(d) FDIC, 2Q22.

(e) Global Finance, May 2022.

(f) Global Finance, August 2022.

(g) J.D. Power 2022 Financial Health Support Certification[SM] is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards.

(h) Industry Q2-22 FDIC call reports.

(i) Family Wealth Report, 2022.

(j) Global Private Banking, The Digital Banker, 2021.

(k) WealthBriefing, 2022.

(l) Global Finance, 2022.

(m) Euromoney, 2022.

(n) Global Finance Treasury & Cash Management Awards, 2022.

(o) Celent, 2022.

(p) Aite-Novarica Group, 2022.

(q) Global Finance, 2021.

(r) GlobalCapital, 2022.

(s) Risk.net, 2022.

(t) Institutional Investor, 2021.

(u) Refinitiv, 2022 YTD.

11

12 Contact Information and Investor Conference Call Invitation Investor Call Information Chief Executive Officer Brian Moynihan and Chief Financial Officer Alastair Borthwick will discuss third-quarter 2022 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at https://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from October 17 through 11:59 p.m. ET on October 27. Investors May Contact: Lee McEntire, Bank of America Phone: 1.980.388.6780 lee.mcentire@bofa.com Jonathan G. Blum, Bank of America (Fixed Income) Phone: 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 68 million consumer and small business clients with approximately 3,900 retail financial centers, approximately 16,000 ATMs and award-winning digital banking with approximately 56 million verified digital users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Corporation”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward- looking statements. Reporters May Contact: Bill Halldin, Bank of America Phone: 1.916.718.1251 william.halldin@bofa.com Christopher Feeney, Bank of America Phone: 1.980.386.6794 (office) christopher.feeney@bofa.com

13 You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2021 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary and macroeconomic environment on the Corporation’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss- absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Corporation’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on U.S. and/or global financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the possible expansion of such conflict and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward- looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”) or other affiliates, including, in the United States, BofA Securities, Inc., Merrill Lynch Professional Clearing Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com

14

Bank of America Corporation and Subsidiaries

Selected Financial Data

(In millions, except per share data)

	Nine Months Ended September 30 2022	Nine Months Ended September 30 2021	Third Quarter 2022	Second Quarter 2022	Third Quarter 2021
Summary Income Statement					
Net interest income	$ **37,781**	$ 31,524	$ **13,765**	$ 12,444	$ 11,094
Noninterest income	**32,637**	35,529	**10,737**	10,244	11,672
Total revenue, net of interest expense	**70,418**	67,053	**24,502**	22,688	22,766
Provision for credit losses	**1,451**	(4,105)	**898**	523	(624)
Noninterest expense	**45,895**	45,000	**15,303**	15,273	14,440
Income before income taxes	**23,072**	26,158	**8,301**	6,892	8,950
Income tax expense	**2,676**	1,193	**1,219**	645	1,259
Net income	$ **20,396**	$ 24,965	$ **7,082**	$ 6,247	$ 7,691
Preferred stock dividends	**1,285**	1,181	**503**	315	431
Net income applicable to common shareholders	$ **19,111**	$ 23,784	$ **6,579**	$ 5,932	$ 7,260
Average common shares issued and outstanding	**8,122.2**	8,583.1	**8,107.7**	8,121.6	8,430.7
Average diluted common shares issued and outstanding	**8,173.3**	8,702.2	**8,160.8**	8,163.1	8,492.8
Summary Average Balance Sheet					
Total debt securities	$ **940,808**	$ 878,437	$ **901,654**	$ 945,927	$ 949,009
Total loans and leases	**1,009,211**	912,091	**1,034,334**	1,014,886	920,509
Total earning assets	**2,718,770**	2,572,166	**2,670,578**	2,707,090	2,654,015
Total assets	**3,156,657**	2,990,984	**3,105,546**	3,157,855	3,076,452
Total deposits	**2,006,584**	1,879,597	**1,962,775**	2,012,079	1,942,705
Common shareholders' equity	**241,420**	250,889	**241,882**	239,523	252,043
Total shareholders' equity	**269,514**	274,726	**271,017**	268,197	275,484
Performance Ratios					
Return on average assets	**0.86 %**	1.12 %	**0.90 %**	0.79 %	0.99 %
Return on average common shareholders' equity	**10.58**	12.67	**10.79**	9.93	11.43
Return on average tangible common shareholders' equity [1]	**14.93**	17.61	**15.21**	14.05	15.85
Per Common Share Information					
Earnings	$ **2.35**	$ 2.77	$ **0.81**	$ 0.73	$ 0.86
Diluted earnings	**2.34**	2.75	**0.81**	0.73	0.85
Dividends paid	**0.64**	0.57	**0.22**	0.21	0.21
Book value	**29.96**	30.22	**29.96**	29.87	30.22
Tangible book value [1]	**21.21**	21.69	**21.21**	21.13	21.69

Summary Period-End Balance Sheet	September 30 2022	June 30 2022	September 30 2021
Total debt securities	$ **879,958**	$ 932,910	$ 968,617
Total loans and leases	**1,032,466**	1,030,766	927,736
Total earning assets	**2,639,450**	2,662,871	2,658,502
Total assets	**3,073,383**	3,111,606	3,085,446
Total deposits	**1,938,097**	1,984,349	1,964,804
Common shareholders' equity	**240,390**	239,984	249,023
Total shareholders' equity	**269,524**	269,118	272,464
Common shares issued and outstanding	**8,024.5**	8,035.2	8,241.2

Credit Quality	Nine Months Ended September 30 2022	Nine Months Ended September 30 2021	Third Quarter 2022	Second Quarter 2022	Third Quarter 2021
Total net charge-offs	$ **1,483**	$ 1,881	$ **520**	$ 571	$ 463
Net charge-offs as a percentage of average loans and leases outstanding [2]	**0.20 %**	0.28 %	**0.20 %**	0.23 %	0.20 %
Provision for credit losses	$ **1,451**	$ (4,105)	$ **898**	$ 523	$ (624)

	September 30 2022	June 30 2022	September 30 2021
Total nonperforming loans, leases and foreclosed properties [3]	$ **4,156**	$ 4,326	$ 4,831
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	**0.40 %**	0.42 %	0.52 %
Allowance for loan and lease losses	$ **12,302**	$ 11,973	$ 13,155
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	**1.20 %**	1.17 %	1.43 %

For footnotes, see page 15.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 15 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Capital Management September 30 2022 June 30 2022 September 30 2021 Regulatory capital metrics (4): Common equity tier 1 capital $ 175,554 $ 171,754 $ 174,407 Common equity tier 1 capital ratio - Standardized approach 11.0% 10.5% 11.1 % Common equity tier 1 capital ratio - Advanced approaches 12.6 12.2 12.6 Tier 1 leverage ratio 6.8 6.5 6.6 Supplementary leverage ratio 5.8 5.5 5.6 Total ending equity to total ending assets ratio 8.8 8.6 8.8 Common equity ratio 7.8 7.7 8.1 Tangible equity ratio (5) 6.6 6.5 6.7 Tangible common equity ratio (5) 5.7 5.6 5.9 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 19. (2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option. (4) Regulatory capital ratios at September 30, 2022 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 is the Standardized approach for all periods presented. (5) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 19.

16

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Third Quarter 2022				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	**$ 9,904**	**$ 5,429**	**$ 5,591**	**$ 4,483**	**$ (799)**
Provision for credit losses	**738**	**37**	**170**	**11**	**(58)**
Noninterest expense	**5,097**	**3,816**	**2,651**	**3,023**	**716**
Net income (loss)	**3,072**	**1,190**	**2,036**	**1,065**	**(281)**
Return on average allocated capital [1]	**30 %**	**27 %**	**18 %**	**10 %**	**n/m**
Balance Sheet					
Average					
Total loans and leases	**$ 295,231**	**$ 223,734**	**$ 384,305**	**$ 120,435**	**$ 10,629**
Total deposits	**1,069,093**	**339,487**	**495,154**	**38,820**	**20,221**
Allocated capital [1]	**40,000**	**17,500**	**44,500**	**42,500**	**n/m**
Quarter end					
Total loans and leases	**$ 297,825**	**$ 224,858**	**$ 377,711**	**$ 121,721**	**$ 10,351**
Total deposits	**1,072,580**	**324,859**	**484,309**	**37,318**	**19,031**

	Second Quarter 2022				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,136	$ 5,433	$ 5,006	$ 4,502	$ (1,286)
Provision for credit losses	350	33	157	8	(25)
Noninterest expense	4,959	3,875	2,799	3,109	531
Net income (loss)	2,889	1,151	1,507	1,018	(318)
Return on average allocated capital [1]	29 %	26 %	14 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 289,595	$ 219,277	$ 377,248	$ 114,375	$ 14,391
Total deposits	1,078,020	363,943	509,261	41,192	19,663
Allocated capital [1]	40,000	17,500	44,500	42,500	n/m
Quarter end					
Total loans and leases	$ 294,570	$ 221,705	$ 385,376	$ 118,290	$ 10,825
Total deposits	1,077,215	347,991	499,714	40,055	19,374

	Third Quarter 2021				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 8,838	$ 5,310	$ 5,245	$ 4,519	$ (1,045)
Provision for credit losses	247	(58)	(781)	16	(48)
Noninterest expense	4,558	3,744	2,534	3,252	352
Net income	3,045	1,226	2,549	926	(55)
Return on average allocated capital [1]	31 %	30 %	24 %	10 %	n/m
Balance Sheet					
Average					
Total loans and leases	$ 281,380	$ 199,664	$ 324,736	$ 97,148	$ 17,581
Total deposits	1,000,765	339,357	534,166	54,650	13,767
Allocated capital [1]	38,500	16,500	42,500	38,000	n/m
Quarter end					
Total loans and leases	$ 280,803	$ 202,268	$ 328,893	$ 98,892	$ 16,880
Total deposits	1,015,276	345,590	536,476	54,941	12,521

[1] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current-period information is preliminary and based on company data available at the time of the presentation.

Current-period information is preliminary and based on company data available at the time of the presentation. 17 Bank of America Corporation and Subsidiaries Year-to-Date Results by Business Segment and All Other (Dollars in millions) Nine Months Ended September 30, 2022 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 27,853 $ 16,338 $ 15,791 $ 14,277 $ (3,526) Provision for credit losses 1,036 29 492 24 (130) Noninterest expense 14,977 11,706 8,133 9,249 1,830 Net income (loss) 8,939 3,475 5,267 3,678 (963) Return on average allocated capital (1) 30% 27% 16% 12 % n/m Balance Sheet Average Total loans and leases $ 289,672 $ 218,030 $ 373,547 $ 114,505 $ 13,457 Total deposits 1,067,785 362,611 514,612 41,448 20,128 Allocated capital (1) 40,000 17,500 44,500 42,500 n/m Period end Total loans and leases $ 297,825 $ 224,858 $ 377,711 $ 121,721 $ 10,351 Total deposits 1,072,580 324,859 484,309 37,318 19,031 Nine Months Ended September 30, 2021 Consumer Banking GWIM Global Banking Global Markets All Other Total revenue, net of interest expense $ 25,093 $ 15,346 $ 14,967 $ 15,437 $ (3,468) Provision for credit losses (1,067) (185) (2,738) 33 (148) Noninterest expense 14,548 11,425 7,915 10,150 962 Net income 8,767 3,100 7,147 3,888 2,063 Return on average allocated capital (1) 30% 25% 22% 14 % n/m Balance Sheet Average Total loans and leases $ 284,644 $ 194,090 $ 326,632 $ 87,535 $ 19,190 Total deposits 968,272 333,119 509,445 54,699 14,062 Allocated capital (1) 38,500 16,500 42,500 38,000 n/m Period end Total loans and leases $ 280,803 $ 202,268 $ 328,893 $ 98,892 $ 16,880 Total deposits 1,015,276 345,590 536,476 54,941 12,521 (1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently. n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation. 18 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Nine Months Ended September 30 Third Quarter 2022 Second Quarter 2022 Third Quarter 2021FTE basis data (1) 2022 2021 Net interest income $ 38,096 $ 31,846 $ 13,871 $ 12,547 $ 11,195 Total revenue, net of interest expense 70,733 67,375 24,608 22,791 22,867 Net interest yield 1.87% 1.66% 2.06% 1.86% 1.68 % Efficiency ratio 64.88 66.79 62.18 67.01 63.14 Other Data September 30 2022 June 30 2022 September 30 2021 Number of financial centers - U.S. 3,932 3,984 4,215 Number of branded ATMs - U.S. 15,572 15,730 16,513 Headcount 213,270 209,824 209,407 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax- exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $315 million and $322 million for the nine months ended September 30, 2022 and 2021, respectively; $106 million and $103 million for the third and second quarters of 2022, respectively, and $101 million for the third quarter of 2021.

19

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents shareholders' equity or common shareholders' equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders' equity). Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the nine months ended September 30, 2022 and 2021, and the three months ended September 30, 2022, June 30, 2022 and September 30, 2021. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Nine Months Ended September 30		Third Quarter	Second Quarter	Third Quarter
	2022	2021	**2022**	2022	2021
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	**$ 23,072**	$ 26,158	**$ 8,301**	$ 6,892	$ 8,950
Provision for credit losses	**1,451**	(4,105)	**898**	523	(624)
Pretax, pre-provision income	**$ 24,523**	$ 22,053	**$ 9,199**	$ 7,415	$ 8,326
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	**$ 269,514**	$ 274,726	**$ 271,017**	$ 268,197	$ 275,484
Goodwill	**(69,022)**	(68,999)	**(69,022)**	(69,022)	(69,023)
Intangible assets (excluding mortgage servicing rights)	**(2,127)**	(2,181)	**(2,107)**	(2,127)	(2,185)
Related deferred tax liabilities	**925**	916	**920**	926	915
Tangible shareholders' equity	**$ 199,290**	$ 204,462	**$ 200,808**	$ 197,974	$ 205,191
Preferred stock	**(28,094)**	(23,837)	**(29,134)**	(28,674)	(23,441)
Tangible common shareholders' equity	**$ 171,196**	$ 180,625	**$ 171,674**	$ 169,300	$ 181,750
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	**$ 269,524**	$ 272,464	**$ 269,524**	$ 269,118	$ 272,464
Goodwill	**(69,022)**	(69,023)	**(69,022)**	(69,022)	(69,023)
Intangible assets (excluding mortgage servicing rights)	**(2,094)**	(2,172)	**(2,094)**	(2,114)	(2,172)
Related deferred tax liabilities	**915**	913	**915**	920	913
Tangible shareholders' equity	**$ 199,323**	$ 202,182	**$ 199,323**	$ 198,902	$ 202,182
Preferred stock	**(29,134)**	(23,441)	**(29,134)**	(29,134)	(23,441)
Tangible common shareholders' equity	**$ 170,189**	$ 178,741	**$ 170,189**	$ 169,768	$ 178,741
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 3,073,383**	$ 3,085,446	**$ 3,073,383**	$ 3,111,606	$ 3,085,446
Goodwill	**(69,022)**	(69,023)	**(69,022)**	(69,022)	(69,023)
Intangible assets (excluding mortgage servicing rights)	**(2,094)**	(2,172)	**(2,094)**	(2,114)	(2,172)
Related deferred tax liabilities	**915**	913	**915**	920	913
Tangible assets	**$ 3,003,182**	$ 3,015,164	**$ 3,003,182**	$ 3,041,390	$ 3,015,164
Book value per share of common stock					
Common shareholders' equity	**$ 240,390**	$ 249,023	**$ 240,390**	$ 239,984	$ 249,023
Ending common shares issued and outstanding	**8,024.5**	8,241.2	**8,024.5**	8,035.2	8,241.2
Book value per share of common stock	**$ 29.96**	$ 30.22	**$ 29.96**	$ 29.87	$ 30.22
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 170,189**	$ 178,741	**$ 170,189**	$ 169,768	$ 178,741
Ending common shares issued and outstanding	**8,024.5**	8,241.2	**8,024.5**	8,035.2	8,241.2
Tangible book value per share of common stock	**$ 21.21**	$ 21.69	**$ 21.21**	$ 21.13	$ 21.69

Current-period information is preliminary and based on company data available at the time of the presentation.